Calculation of Filing Fee Tables
S-3
TheRealReal, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.00001 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	5	Other	Warrants	Other				0.0001381	$ 0.00
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1) Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of each identified class of securities is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee.

[2]	(1) Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of each identified class of securities is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee.

[3]	1) Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of each identified class of securities is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee.

[4]	1) Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of each identified class of securities is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee.

[5]	(1) Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of each identified class of securities is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. (3) Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is required with respect to the warrants.

[6]	(1) Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of each identified class of securities is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. (4) Representing contracts for the purchase and sale of the Registrant's common stock, preferred stock, debt securities, depositary shares and/or any of the other securities of the Registrant.

[7]	(1) Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of each identified class of securities is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fee. (5) Representing units that may consist of any combination of the other securities of the Registrant registered hereunder.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date